Matters submitted to a vote of security holders

(a) On April 15, 1999, the Annual Meeting of Shareholders of Colonial Investment Grade Municipal Trust was held to approve the following items, all as described in the Proxy Statement for the Meeting. On February 17, 1999, the record date for the Meeting, the Fund had outstanding 11,509,000 shares of beneficial interest. The votes cast at the Meeting were as follows:

(b) To elect seven Trustees of the Fund for the term referenced in the proxy statement:
                             For                                 Against

John V. Carberry        10,397,155.6380                       258,550.0140
Lora S. Collins         10,384,412.4040                       271,293.2480
Robert J. Birnbaum      10,383,979.5660                       271,726.0860
Salvatore Macera        10,395,295.0330                       260,410.6190
James E. Grinnell       10,398,829.0330                       256,876.6190
Thomas E. Stitzel       10,403,526.6380                       252,179.0140
Anne-Lee Verville       10,394,466.4040                       261,239.2480


(c)(1) The required number of proxies to approve Amendments to the Fund's Agreement and Declaration of Trust to Permit the Issuance of Preferred Shares of the Fund had not been obtained the date of this meeting, therefore the meeting was adjourned to June 9, 1999 and the results are as follows:

      For                                7,690,094.9370
      Against                              945,217.1790
      Abstain                              579,363.4390


(c)(2)To   ratify   the   selection   by   the   Trustees   of   the   firm   of
      PricewaterhouseCoopers LLP as independent accountants for the Fund for the fiscal year ending December 31, 1999:

      For:                                 10,320,091.5680
      Against:                                 88,206.4170
      Abstain:                                247,407.6670

(d) Not applicable

(Proxy Statement incorporated herein by reference to Accession number 0000021847-99-000083)